EXHIBIT 4.6


       AMENDMENT NO. 1 TO THE TRANSACTION DOCUMENTS ISSUED PURSUANT TO THE SECURITIES PURCHASE AGREEMENT BETWEEN RCG COMPANIES INCORPORATED AND THE PURCHASERS SIGNATORY THERETO (THE "PURCHASERS") FOR THE PURCHASE
     OF THE SECURED CONVERTIBLE DEBENTURES, DUE FEBRUARY 8, 2007 AND COMMON
                             STOCK PURCHASE WARRANTS

      This Amendment No. 1 ("Amendment") is made to that certain Securities Purchase Agreement ("Purchase Agreement") dated as of February 8, 2005 among RCG Companies Incorporated (the "Company") and the purchasers signatory thereto (the "Purchasers") for the purchase of the Secured Convertible Debentures, due February 8, 2007 issued to the Purchasers (the "Debentures") and the Common Stock Purchase Warrants issued to the Purchasers (the "Warrants") and to the Transaction Documents, as referenced below.

      For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

      1. Addition of Purchaser. For the purpose of the Purchase Agreement and the Transaction Documents, the term Purchaser shall be amended and restated to include JGB Capital L.P. ("JGB"), who shall now be considered a signatory to the Purchase Agreement and the Transaction Documents.

      2. Closing Date. All references to the Closing Date in the Purchase Agreement and the Transaction Documents shall be to the date of the Purchase Agreement which is February 8, 2004 and shall not be amended or restated by this Amendment.

      3. Definitions. Section 1.1 of the Purchase Agreement shall be amended and restated to include the following:

                  ""Amendment" means, the Amendment No. 1 to this Agreement, dated as of February 8, 2005 by and between the Company and the Purchasers."

                  ""Intercreditor Agreement" means, the Intercreditor Agreement, dated as of February 8, 2005 by and between the Company and the Purchasers."

                  ""Transaction Documents" means this Agreement, the Debentures, the Warrants, the Escrow Agreement, the Security Agreement and Security Documents, the Registration Rights Agreement and the Intercreditor Agreement."

      4. Aggregate Subscription Amounts. All references in the Purchase Agreement and the Transaction Documents to the aggregate Principal Amount for the transaction equal to $7,000,000 shall be amended and restated as $8,000,000, including Section 2.1 of the Purchase Agreement which shall be amended and restated as follows:

                                                                     EXHIBIT 4.6


                  "Section 2.1. Closing. On the Closing Date, each Purchaser shall purchase from the Company, severally and not jointly with the other Purchasers, and the Company shall issue and sell to each Purchaser, (a) up to $8,000,000 Principal Amount of Debentures; and (b) the Warrants as determined pursuant to Sections 2.2(a)(iii) - (iv). Upon satisfaction of the conditions set forth in Section 2.2, the Closing shall occur at the offices of the Escrow Agent or such other location as the parties shall mutually agree."

      5.    Participation  in Future  Financing.  The first  sentence of Section
            4.13 of the Purchase Agreement shall be amended and restated as follows:


                  "Section 4.13. Participation in Future Financing. From the date of the Amendment until the Debentures are no longer outstanding, upon any financing by the Company of its Common Stock or Common Stock Equivalents (a "Subsequent Financing"), each Purchaser shall have the right to participate in up to 100% of such Subsequent Financing."

      6. Future Financing. The first sentence of Section 4.14 of the Purchase Agreement shall be amended and restated as follows:

                  "Section 4.14 Future Financings. From the date of the Amendment until 90 days after the Effective Date, other than as contemplated by this Agreement, neither the Company nor any Subsidiary (with respect to Common Stock Equivalents) shall issue or sell any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock."

      7. Filing of Form 8-K. Within 1 Trading Day of the date hereof, the Company shall file a Current Report on Form 8-K disclosing the material terms of this Amendment and attaching this Amendment as an exhibit thereto.

      8. Escrow Agreement. Pursuant to the Escrow Agreement, dated as of February 8, by and among, the Company, the Purchasers and Feldman Weinstein, LLP (the "Escrow Agent" and such agreement, the "Escrow Agreement"), the Subscription Amount of each Purchaser, including JGB, shall be deposited with the Escrow Agent. JGB shall be subject to all of the terms and conditions of the Escrow Agreement.

      9. Effect on Purchase Agreement and the Transaction Documents. Except as expressly set forth above, all of the terms and conditions of the Purchase Agreement and the Transaction Documents shall continue in full force and effect after the execution of this Amendment, and shall not be in any way changed, modified or superseded by the terms set forth herein.

                                                                     EXHIBIT 4.6


      10. Definitions. CAPITALIZED TERMS NOT OTHERWISE DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE PURCHASE AGREEMENT AND THE TRANSACTION DOCUMENTS.

                                                                     EXHIBIT 4.6


Executed   as  of  February  8,  2005  by  the   undersigned   duly   authorized
representatives of the Company and Purchasers:

RCG COMPANIES INCORPORATED                  ALPHA CAPITAL AG


By: ____________________________            By: ____________________________
      Name:                                       Name:
      Title:                                      Title:

PALISADES MASTER FUND, L.P.                 CRESCENT INTERNATIONAL LTD.


By: ____________________________            By: ____________________________
      Name:                                       Name:
      Title:                                      Title:

ANDREW RECKLES                              PERFECT TIMING LLC

By: ____________________________            By: ____________________________
      Name:                                       Name:
      Title:                                      Title:


PORTSIDE GROWTH AND OPPORTUNITY FUND        BRISTOL INVESTMENT FUND, LTD.

By: ____________________________
      Name:                                 By: ____________________________
      Title:                                      Name:
                                                  Title:

JGB CAPITAL L.P.

By: ____________________________
      Name:
      Title:


ESCROW AGENT:

FELDMAN WEINSTEIN LLP


By:______________________________
     Name:
     Title: